Exhibit 10.03

                           THIS AGREEMENT is made the
                             9th day of April, 2002

           __________________________________________________________

                  BETWEEN:
                              SOTA INSTRUMENTS INC.
                                OF THE FIRST PART
                  AND:
                       ESSENTIAL INNOVATIONS ASIA LIMITED
                               OF THE SECOND PART
                                      AND:
                  ESSENTIAL INNOVATIONS TECHNOLOGY CORPORATION
                                OF THE THIRD PART

           __________________________________________________________

                        INTERNATIONAL MARKETING AGREEMENT
           __________________________________________________________

                                  DAVID J. GOAR
                               Gibraltar Law Group
                               Gibraltar Building
                            #102-418 St. Paul Street
                              Kamloops, BC V2C 2J6

                                     DJG:dew

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                        INTERNATIONAL MARKETING AGREEMENT

                  THIS AGREEMENT is made the 9th day of April, 2002:
BETWEEN:

                  SOTA INSTRUMENTS INC., a company incorporated pursuant to the laws of the Province of British Columbia and having its head office and chief place of business situate at P.O. Box 1269, Revelstoke, British Columbia, V0E 2S0;

                  (herein called "Sota")
OF THE FIRST PART
AND:
                  ESSENTIAL INNOVATIONS ASIA LIMITED, a company incorporated pursuant to the laws of Hong Kong and having its head office and chief place of business situate at 1805 Wheelock House, 20 Pedder Street, Central, Hong Kong:

                  (herein called "El Asia")
OF THE SECOND PART
AND:
                  ESSENTIAL INNOVATIONS TECHNOLOGY CORPORATION, a company incorporated pursuant to the laws of the state of Nevada and having its head office and chief place of business situate at #200, 10125 199B Street, Langley, British Columbia, V1M 3W9

                  (herein called "E.I. Tech")
OF THE THIRD PART
RECITALS:

A. WHEREAS Sota, a private company engaged in the business of manufacturing and marketing, on both a retail and wholesale basis, proprietary health care products, including integrated microcurrent devices and other products based upon electricity, for the natural health market (known collectively as "Sota Products"), wishes to increase and develop its business in the global marketplace by establishing and enhancing a network of dealers;

B. AND WHEREAS El Asia, a private company engaged in the international marketing of natural health products, possesses the requisite expertise, through the office of its President, Jason McDiarmid, to assist Sota in achieving these objectives;

C. AND WHEREAS Sota is prepared to grant El Asia the opportunity to earn the right to exclusively market the Sota Products in countries, other than Canada and the United States of America, in which stipulated sales targets are achieved and maintained within a certain timeframe as set out herein;

D. AND WHEREAS the parties intend, through this Agreement, to record their respective rights and responsibilities in the establishment and development of an international network of dealers for Sota Products;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants, agreements, representations, warranties and payments hereinafter set out, the parties hereto covenant and agree as follows:

1. DEFINITIONS:

         1.01. In this Agreement, the following terms have the following ascribed meanings:

         (a) "Dealer" means an authorized seller of Sota Products who has signed an Authorized Dealer Agreement with Sota or a Master Dealer;

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         (b)      "Effective Date" shall mean the date this Agreement is signed;

         (c) "Inclusion Date" shall mean, respectively, for each Participating Country, that date on which the name of such country is added to the List of Participating Countries appended as Schedule "A" to this Agreement;

         (d) "Master Dealer" shall mean that Dealer for each Participating Country which El Asia, with the written consent of Sota, has appointed as a Master Dealer and which has concluded a Master Dealer Agreement with Sota;

         (e) "Net Sales," with respect to sales to Dealers in a Participating Country, shall mean gross sales at established Master Dealer Pricing Levels for such Participating Country less returns, discounts, allowances, bad debts and such other adjustments as may be made in calculating net sales consistent with generally accepted accounting principles;

         (f) "Participating Country" means a country, other than Canada or the United States of America, which El Asia elects, by the appointment of a Master Dealer, to add to the countries which are subject to this Agreement by adding the name of such country to the List of Participating Countries attached hereto as Schedule "A";

         (g) "Unit" shall mean a single Sota Device, with the exception of any of Sota's devices manufactured with the intent of marketing in third world countries.

2. SCOPE:

         2.01. Sota has, prior to the date hereof, developed the Sota Products and established a business enterprise involving the manufacture and marketing of Sota Products directly, as well as through a network of distributors, principally in Canada and the United States of America. This existing business enterprise, except as may be specifically addressed herein, is not the subject of this Agreement. This Agreement addresses the creation, development and operation of an international network of Dealers for Sota Products in countries other than Canada and the United States of America.

         2.02. Except as may be specifically limited by the terms of this Agreement, Sota is to retain full autonomy and responsibility for the operation and development of the pre-existing business enterprise.

         2.03 is acknowledged and agreed by both Sota and E. I. Asia that the international network of Dealers for Sota Products established under this Agreement shall not be used by either, independently, to promote or advance the sale of products or services other than the Sota Products.

3. PREMISE:

         3.01. This Agreement is premised upon the personal relationship between Russell Torlage, President of Sota, and Jason McDiarmid, President of El Asia, and is founded upon the understanding that Jason McDiarmid will be and remain the person in charge of the development, operation and management of an international network of Dealers for Sota Products. Should Jason McDiarmid leave his employ with El Asia or cease to be the person so in charge, El Asia shall propose a suitable person to assume responsibility for the development, operation and management of the international network of Dealers and, with the

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consent of Sota such person shall assume those responsibilities. If, after the appointment of such person, Sota is dissatisfied with that person's performance Sota will then give written notice outlining the reasons Sota is dissatisfied. For a period of ninety (90) days from receiving written notice, El Asia will have the opportunity to satisfy Sota's concerns. If after ninety (90) days Sota is still dissatisfied, then Sota will have the right to terminate this Agreement upon providing thirty (30) days written notice.

4. DEVELOPMENT OF INTERNATIONAL NETWORK OF DEAL:

         4.01. El Asia agrees to endeavour to establish an international network of Dealers.

         4.02. The procedure to be employed by El Asia in endeavouring to establish an international network of Dealers shall be:

         (a) when El Asia has selected a Master Dealer for a country and such Master Dealer has concluded a Master Dealer Agreement with Sota, such country shall be added to Schedule "A" as a Participating Country;

         (b) the Master Dealer will recruit and engage other Dealers who will each sign an Authorized Dealer Agreement with its Master Dealer;

         (c) Sota and El Asia will develop a Master Dealer Price List of Sota Products for that Participating Country which shall be provided to the Master Dealer and shall govern the prices at which Sota Products shall be provided by Sota to the Master Dealer. Sota reserves the right to change the Master Dealer Price List if its cost of producing and delivering Sota Products warrant a change. Sota agrees to provide thirty (30) days written notice to El Asia before implementing price changes.

                  Sota and El Asia acknowledge and agree that, with respect to certain third world countries, the Master Dealer prices may have to be established, initially, at levels which are at or near the delivered cost of Sota Products to Sota. In order for this to happen, both Sota and El Asia must jointly agree. In these circumstances, Sota and El Asia agree that it may be necessary to renegotiate, with respect to sales concluded in that Participating Country, the rates at which El Asia's commission is to be calculated and paid.

         (d) Sota agrees to provide Sota Products to the Master Dealer at the prices set out in the Master Dealer Price List for that Participating Country, and the Master Dealer and Sota shall each maintain records of the amount of Sota Products provided to the Master Dealer and the price paid for all Sota Products on a monthly basis;

         (e) the Master Dealer and other Dealers shall market and sell Sota Products in their Participating Country only.

5. SOTA'S RIGHTS AND RESPONSIBILITIES:

         5.01. Sota shall be free to continue to market Sota Products globally in such manner as it sees fit.

         5.02. Should Sota be approached by a person or company wishing to be appointed as a Master Dealer in a certain country, Sota shall refer such person or company to El Asia for consideration.

         5.03. Sota agrees, to the best of its liabilities, to fill orders received from Master Dealers, and to provide product and technical support, marketing and promotional materials, and current information respecting Sota Products. Sota's responsibilities to provide such support, information and materials shall be limited to providing English language support, information and materials. El Asia, Master Dealers and Dealers, shall be entitled to use marketing and promotional materials published and provided by Sota and to represent themselves as authorized sellers of Sota Products in their Participating Countries, but, in so doing, shall respect and honour Sota's intellectual property rights in the Sota Products and copywrited materials, trademarks and trade names. Nothing herein, however, shall grant El Asia, its Master Dealers, or Dealers, any right, title, or interest in Sota's trademarks, trade names or other intellectual property. At no time during or after the term of this Agreement shall El Asia, Master Dealers or Dealers challenge or assist others to challenge Sota's trademarks, trade names or other intellectual property or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to those of Sota.

         5.04. Should El Asia or any of its Master Dealers or Dealers develop marketing and promotional materials for use in advertising and promoting the Sota Products, such marketing and promotional materials must be specifically approved by Sota before they are published or distributed.

6. COMMISSION:

         6.01. Sota shall first become obligated to pay El Asia commissions on the sale of Sota Products to Master Dealers in a Participating Country on the earlier of the date of the first sale of Sota Products to a Master Dealer or that day which is six months from the Inclusion Date for the Participating Country (which date, for each Participating Country, shall be called the "Start Date".)

         6.02. Sota agrees to pay El Asia commission based upon Net Sales in a Participating Country at the following rates:

         (a)      20% of Net Sales for the first year following the Start Date;

         (b)      15% of Net Sales for the second year following the Start Date;
                  and

         (c) 5% of Net Safes after the end of the second year following the Start Date.

         6.03. Sota shall have the right to set forth cash discounts, to make such allowances and adjustments, to accept such returns from its customers, and to write off as bad debts such overdue customer accounts as it deems advisable. Sota shall be entitled to charge back to El Asia any amounts previously paid or credited as commission with respect to such cash discounts, allowances, adjustments, returned items or bad debts. Sota, however, agrees that the amount of any cash discount provided to a customer and charged back to El Asia's commission, shall not exceed 5% of the sale price.

         6.03. Sota agrees to pay El Asia commission based upon Net Sales of 7.5% for orders with a minimum of 50 of anyone of Sota's devices in countries other than Participating Countries of 7.5% on such sales that El Asia initiates.

         6.04. Upon El Asia meeting, and while it continues to meet, all requirements set out in subparagraph 8.02(d), Sota shall pay El Asia a commission based upon Net Sales for orders in countries other than Canada, the United States of America and Participating Countries of 5%.

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7. PAYMENT OF COMMISSION:

         7.01. Sota agrees to pay El Asia commissions earned for each month within thirty (30) days of the end of such month.

         7.02. Within thirty (30) days of the end of each month, Sota shall deliver to El Asia its calculation of Net Sales for each Participating Country for such month showing both the gross revenue received from the sale of Sota Products and all costs, expenses and adjustments appropriately particularized, deducted in arriving at Net Sales for such month, together with its cheque, payable to El Asia, for the commission earned.

         7.03. For a period of sixty (60) days following receipt of such calculation, El Asia shall have the right to question Sota's calculation by delivering to Sota written notice that it is questioning the calculation. Upon receipt of such notice, Sota will provide to El Asia copies of all transaction records, invoices and other documents supporting its calculation. Should El Asia not deliver written notice within such sixty (60) day period, Sota's calculation shall be deemed to be correct, and may not, thereafter, be challenged.

         7.04. Should El Asia notify Sota that it continues to question Sota's calculations upon a review of the documents from Sota, Sota's calculations of Net Sales for the Participating Country or Countries questioned, together with copies of all transaction records, invoices and other supporting documents, shall be submitted to an independent chartered accountant acceptable to both Sota and El Asia, whose assessment and ultimate determination of Net Sales for the said Participating Country or Countries, shall be final and binding.

         7.05. Should the determination of such independent chartered accountant be within 5% of Sota's calculation of Net Sales, the cost of his review will be for the account of El Asia; otherwise, it will be paid by Sota.

8. EXCLUSIVE MARKETING RIGHTS:

         8.01. In a Participating Country:

         (a) In order to earn the exclusive right to market Sota Products in a Participating Country, El Asia, the Master Dealer and Dealers must sell at least 10,000 Units over any six (6) month period within eighteen (18) months of the Start Date for that Participating Country;

         (b) in order to continue to enjoy the Exclusive right to market Sota Products in a Participating Country, El Asia, the Master Dealer and Dealers, must continue to sell at least 10,000 Units over every six (6) month period, after the six (6) month period in which such right was earned;

         (c) Upon El Asia establishing a new Participating Country, and while El Asia and the Master Dealer meet, and while they continue to meet, all requirements set out in subparagraph 8.01(a), Sota shall instruct its own dealers and customers in that Participating Country to place all future orders through the Master Dealer.

         8.02. Globally:

         In order to earn the exclusive right to market Sota Products in all countries, except Canada and the United States of America. El Asia must:

         (a) within eighteen (18) months of the Effective Date, earn and maintain the exclusive right to sell Sota Products in at least one Participating Country;

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         (b)      within two (2) years of the Effective Date, earn and maintain the exclusive right to sell Sota Products in at least three
                  (3) Participating Countries;

         (c) within three (3) years of the Effective Date, earn and maintain the exclusive right to sell Sota Products in at least five (5) Participating Countries; and

         (d) within five (5) years of the Effective Date, earn and maintain the exclusive right to sell Sota Products in at least ten (10) Participating Countries.

         8.03. Upon El Asia meeting, and while it continues to meet, all requirements set out in subparagraphs 8.02(a), (b), (c) and (d), El Asia will have earned the exclusive right to market Sota Products in all countries except Canada and the United States of America, and shall maintain such exclusive right as long as it continues to satisfy the requirements of paragraph 8.02(d).

9. SOTA'S SHARE PURCHASE OPTION:

         9.01. As consideration for the rights and opportunities granted to it by Sota hereunder, E.I. Tech, El Asia's parent corporation hereby grants to Sota, while this Agreement persists, an option to purchase all or any portion of 200,000 common shares of E.I. Tech from treasury at the price of $0.25 U.S. per share according to the following timetable:

         (a) after one (1) year from the Effective Date, Sota may purchase up to 50,000 shares of E.I. Tech;

         (b) after two (2) years from the Effective Date, Sota may purchase up to an additional 50,000 shares of E.I. Tech; and

         (c) after three (3) years from the Effective Date, Sota may purchase up to an additional 100,000 shares of E.I. Tech.

         9.02. This option is exercisable by Sota providing notice in writing to E.I. Tech accompanied by a certified cheque in favour of E.I. Tech for the full amount of the purchase price, in U.S. dollars, of the shares being then purchased. When such payment is received, E.I. Tech covenants and agrees to issue and deliver to Sota share certificates in the name of Sota for the number of shares so purchased.

         9.03. This option shall not be transferable or assignable by Sota.

         9.04. In the event of any subdivision, consolidation or other change in the share capital of E.I. Tech while any portion of this option is outstanding, the number of shares under option to Sota and the price therefore shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of E.I. Tech.

         9.05. E.I. Tech covenants and agrees that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to Sota in the event this option is exercised.

         9.06. Should this Agreement be terminated, the share purchase option herein granted shall also immediately terminate.

10. TERMINATION:

         10.01. Target Default:

         Should El Asia fail to achieve any of the targets set out in paragraphs 8.02.(a), (b), (c) and (d) within the time limits therein specified, Sota shall be entitled to terminate this Agreement provided that:

         (a) it shall have first given to El Asia a Notice of Default containing particulars of the target which El Asia has failed to meet; and

         (b) El Asia does not, within thirty (30) days following the delivery of such Notice, provide Sota with verification that it has achieved such target.

         10.02. Other Default:

         The parties hereto agree that if either of them is in default with respect to any of the other provisions of this Agreement, the Non-Defaulting Party may give notice to the Defaulting party specifically designating such default, and within sixty (60) days after its receipt of such notice, the Defaulting Party shall either:

         (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

         (b) give the Non-Defaulting Party notice that it denies such default has occurred and is submitting the question to arbitration as herein provided.

         If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of paragraph 12 hereof.

         If:

         (a) the default is not so cured or a commencement made on proceedings to cure it, and

         (b) arbitration is not so sought; or the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within sixty (60) days after tile rendering of the arbitration award;

the Non-Defaulting Party shall be entitled to seek any remedy it may have on account of such default.

         10.03. El Asia's Termination:

         El Asia shall be entitled to terminate this Agreement by providing Sota with thirty (30) days written notice of its intention to do so.

         10.04. Termination for Insolvency:

                  This Agreement shall terminate, without notice:

         (a) upon the institution by or against either El Asia or Sota of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts; and

         (b) upon either El Asia or Sota making an assignment for the benefit of its creditors; and

         (c) upon the initiation of dissolution proceedings respecting either El Asia or Sota.

         10.05. Consequences of Termination:

         Following termination, El Asia shall no longer have the exclusive right to market Sota Products in any country. El Asia shall, however, continue to be entitled to receive a commission equal to 5% of the net sales in a Participating Country in which Master Dealers recruited and engaged by El Asia continue to sell at least 10,000 Units over every six (6) month period after the six (6) month period in which at least 10,000 Units were originally sold or as long as Sota chooses to continue selling to the Master Dealer.

         10.06. Return of Materials:

         Upon termination, El Asia shall no longer represent itself as an authorized seller of Sota Products and shall immediately return to Sota all marketing and promotional materials previously used in advertising and promoting Sota Products. El Asia shall not make or retain any copies of any confidential items, materials or information that may have been entrusted to it, and shall cease to use all trademarks, marks and trade names of Sota.

         10.07. Limitation on Liability:

         In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments made in connection with the business or goodwill of Sota or El Asia. Sota's sole liability, under the terms of this Agreement shall be for any unpaid commissions under sections 6 and 10.05.

11. CANADIAN AND UNITED STATES MARKETS -El ASIA'S RIGHT OF FIRST REFUSAL:

         11.01. Although this Agreement and the relationship created between Sota and El Asia concerns the creation, development and operation of an international network of Dealers for Sota Products in countries other than Canada and the United :States of America, Sota agrees that should El Asia earn and maintain the exclusive right to market Sota Products in all countries except Canada and the United States of America as described in subparagraph 8.03(c) hereof, Sota will grant to El Asia a Right of First Refusal respecting the acquisition of the exclusive right to market Sota Products in Canada and the United States of America.

         11.02. El Asia's Right of First Refusal shall be exercised upon the following terms:

         (a) if Sota should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at ,arm's length with Sota to purchase the right to exclusively market Sota Products in Canada and the United States of America (herein called "Marketing Rights") which offer Sota desires to accept, or if Sota intends to sell the Marketing Rights, Sota shall first offer (the "Offer") the Marketing Rights in writing to El Asia upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by Sota as the case may be. The Offer shall specify the price and terms and conditions of sale, the name of the Proposed Purchaser, which terms shall, in the case of an intended offer by Sota, mean the person or persons to whom Sota intends to offer the Marketing Rights, and, if the Offer received by Sota from the Proposed Purchaser provides for any consideration payable to Sota otherwise than in cash, the Offer shall include Sota's good faith estimate of the cash equivalent of the non-cash consideration;

         (b) if, within a period of thirty (30) days of the receipt of the Offer, El Asia notifies Sota in writing that it will accept same, Sota shall be bound to sell such Marketing Rights to El Asia (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer. If the Offer so accepted by El Asia contains Sota's good faith estimate of the cash equivalent consideration as aforesaid, and if El Asia disagrees with Sota's best estimate, El Asia shall so notify Sota at the time of acceptance, and shall, in such notice, specify what it considers, in good faith, to be the fair cash equivalent and the resulting total purchase price. If El Asia so notifies Sota, the acceptance by El Asia shall be effective and binding upon Sota, and El Asia, and the cash equivalent of any non-cash consideration shall be determined by binding arbitration under the Commercial Arbitration Act of British Columbia pursuant to paragraph 12, and shall be payable to Sota, subject to prepayment as hereinafter provided, within ten (10) days following its determination by arbitration. El Asia shall, in such case, pay to Sota, against receipt of an absolute transfer of the Marketing Rights, the total purchase price which is specified in its notice to Sota, and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration;

         (c) if El Asia fails to notify Sota before the expiration of the time limited therefor that it will purchase the Marketing Rights offered, Sota may sell and transfer such Marketing Rights to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of sixty
                  (60) days, PROVIDED that the terms of this paragraph shall again apply to such Marketing Rights if the sale to the Proposed Purchaser is not completed within the said sixty (60) days.

12. DISPUTE RESOLUTION:

         12.01. Mediation:

         Should any dispute, other than a dispute respecting the calculation of Net Sales which shall be resolved in accordance with the procedure established in paragraph 7, arise between Sota and El Asia respecting the interpretation or application of any provision of this Agreement or the relationship between Sota and El Asia hereby established, the parties agree to first attempt to resolve the dispute by participating, in good faith, in a mediation of the contentious matter conducted by a professional mediator acceptable to both. The appointment of such professional mediator, and the conduct of the mediation, shall occur as soon as practicable.

         12.02. Arbitration:

         Should such mediation fail to resolve the outstanding dispute between Sota and El Asia, the parties agree to submit such dispute for the determination of a single arbitrator, whose appointment shall be mutually agreed upon. Sota and El Asia each agree to bear their own legal and other costs of such arbitration, and further agree that the determination and award of the arbitrator shall be accepted and respected as final and binding.

13. CONFIDENTIALITY AND NON-COMPETITION:

         13.01. El Asia acknowledges that, by reason of its relationship to Sota hereunder, it will have access to certain information and materials concerning Sota's Products, technology, business plans and customers which is confidential and of substantial value to Sota, which value would be impaired if such information were disclosed to third parties. El Asia agrees that it shall not use, in any way, for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Sota. El Asia shall not publish any technical description of the Sota Products beyond the description published by Sota. During the term of this Agreement and upon termination of this Agreement, El Asia shall neither use nor disclose any confidential information of Sota, nor shall it manufacture or assist another to manufacture any devices, components or assemblies using Sota's patents, inventions, copyrights, know-how, trade secrets or other intellectual property. At no time during the term of or after the termination of this Agreement shall El Asia challenge or assist others to challenge Sota's trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Sota.

14. STATUS OF PARTIES:

         14.01. El Asia enters into this contract and undertakes its responsibilities hereunder as an independent contractor, and nothing contained in this Agreement shall be construed to:

         (a) give either party the power to direct and control the day-to-day activities of the other;

         (b) constitute the parties as partners, joint venturers, co-owners or otherwise, or

         (c) allow El Asia to create or assume any obligation on behalf of Sota for any purpose whatsoever. El Asia, Master Dealers and Dealers hereunder are not employees of Sota, and El Asia shall be responsible for paying all income taxes and other taxes charged to El Asia on amounts earned hereunder. All financial and other obligations associated with El Asia's business are the sole responsibility of El Asia.

15. LIMITATION OF LIABILITY:

         15.01. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of the termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Sota or El Asia.

16. INDEMNIFICATION:

         16.01. Indemnification by El Asia:

         El Asia shall indemnify and hold Sota free and harmless from any and all claims, damages, charges, expenses, suits or actions arising out of the negligence or misrepresentation of El Asia.

         16.02. Indemnification of Sota:

         Sota shall indemnify and hold El Asia, free and harmless from any and all claims, damages, charges, expenses, suits or actions arising out of defects in the Sota Products caused by Sota or failure of Sota to provide any Sota Products to a customer that has properly ordered through a Master Dealer or Dealer, or its negligence or misrepresentation.

17. NOTIFICATION OF MATERIAL CHANGES:

         17.01. Both El Asia and Sota shall promptly advise the other of any material changes in their status, organization, personnel, including any changes in the key personnel and status of the relationship with any major customers of either of them, and any political, financial, legislative, industrial or other events which could effect the mutual business interests of Sota and El Asia, whether harmful or beneficial.

18. AMENDMENTS:

         18.01. If, at any time during the currency of this Agreement, the parties hereto shall both consider it necessary or expedient to make any amendment or addition to this Agreement, they shall do so by means of a supplemental written Agreement between them, executed in the same manner as this Agreement.

19. ASSIGNMENT:

         19.01. Neither Sota nor El Asia shall have the right to assign any of their respective rights or obligations under this Agreement to any other party without first having obtained the written consent of the other.

20. FORCE MAJEURE:

         20.01. Neither of the parties hereto shall be deemed to be in default in respect of non-performance of obligations or responsibilities hereunder if and so long as its non-performance is due to any cause beyond its control. Lack of finances, however, shall in no event be deemed to be a cause beyond a party's control. Any party prevented from carrying out any obligation by force majeure shall promptly give the other party notice of the force majeure, including reasonably full particulars thereof. A party shall use reasonable diligence to remedy a force majeure and complete its obligations or responsibilities hereunder as conscientiously as possible.

21. HEADINGS:

         21.01. Headings used in this Agreement are provided for convenience only, and shall not be used to construe meaning or intent.

22. ENTIRE AGREEMENT:

         22.01. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein, and supersedes any prior discussions or agreements between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

23. WAIVER:

         23.01. The failure of Sota to exercise its right to terminate this Agreement when entitled to do so hereunder shall not be construed as a waiver of the circumstances giving it the right to so terminate, nor shall it restrict, in any way, the right of Sota to subsequently terminate this Agreement while those circumstances persist or in the event other circumstances giving Sota the right to terminate this Agreement should arise subsequently.

24. SEVERABILITY:

         24.01. If any provision of this Agreement is held to be invalid, the remaining provisions shall nevertheless remain in full force and effect.

25. NOTICE:

         25.01. Any notice required or permitted hereunder shall be sufficiently given if delivered or sent by registered mail, postage prepaid to the parties hereto at the address above indicated or such other address as the parties may from time to time designate for themselves in writing, and such notice so delivered by hand or cabled, telegrammed, telegraphed, telefaxed or mailed shall be deemed to have been received at the time of delivery or at the latest on the business day following the cabling, telegramming, telegraphing or telefaxing, or on the fourth business day following the mailing thereof.

26. COUNTERPARTS:

         26.01. This Agreement may be signed in counterparts. Copies of this Agreement, each signed by one or more of the parties hereto, shall, together with copies signed by all other parties, constitute a complete Agreement.

27. APPLICABLE LAW:

         27.01. This Agreement shall be interpreted and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

28. TIME OF ESSENCE:

         28.01. Time shall be of the essence of this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

The Corporate Seal of Sota Instruments Inc.                  )
was hereunto affixed in the presence of:                     )
                                                             )
/s/ (unintelligible)                                         )         C/S
-------------------------------------                        )
Authorized Signatory                                         )
                                                             )
/s/ (unintelligible)                                         )
-------------------------------------                        )
Authorized Signatory                                         )

The Corporate Seal of Essential Innovations                  )
Asia Limited was hereunto affixed in the presence            )
of:                                                          )
                                                             )
/s/ Jason McDiarmid                                          )         C/S
-------------------------------------                        )
Authorized Signatory                                         )
                                                             )
                                                             )
Authorized Signatory                                         )

The Corporate Seal of Essential Innovations                  )
Technology Corporation was hereunto                          )
affixed in the presence of:                                  )
                                                             )
/s/ Jason McDiarmid                                          )         C/S
-------------------------------------                        )
Authorized Signatory                                         )
                                                             )
/s/ Steve Wuschke                                            )
-------------------------------------                        )
Authorized Signatory                                         )

                                  SCHEDULE "A"

                         LIST OF PARTICIPATING COUNTRIES